AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 1999
                                                 REGISTRATION NO. 333-86659


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 2
                                     ON
                                  FORM S-8
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933*


                              EMC CORPORATION
           (Exact name of Registrant as specified in its charter)

                               MASSACHUSETTS
                        (State or other Jurisdiction
                     of Incorporation or Organization)

                                 04-2680009
                              (I.R.S. Employer
                            Identification No.)

                             35 PARKWOOD DRIVE
                       HOPKINTON, MASSACHUSETTS 01748
                               (508) 435-1000
(Address, including zip code, and telephone number, including area code, of
                 Registrant's principal executive offices)


            DATA GENERAL CORPORATION EMPLOYEE STOCK OPTION PLAN
           DATA GENERAL CORPORATION RESTRICTED STOCK OPTION PLAN
          DATA GENERAL CORPORATION 1998 EMPLOYEE STOCK OPTION PLAN
    DATA GENERAL CORPORATION 1997 NON-OFFICER EMPLOYEE STOCK OPTION PLAN DATA GENERAL CORPORATION 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                         (Full Title of the Plans)


                            PAUL T. DACIER, ESQ.
                     VICE PRESIDENT AND GENERAL COUNSEL
                              EMC CORPORATION
                             35 PARKWOOD DRIVE
                       HOPKINTON, MASSACHUSETTS 01748
                               (508) 435-1000
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)



-------------------
* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described herein. See "Introductory Statement Not Forming Part of Prospectus."


                      CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES                  AMOUNT          OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED                TO BE REGISTERED          SHARE                   PRICE         REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01        1,700,000            $35.8037(1)       $60,866,211.79        $16,068.68
per share
===================================================================================================================

(1) As set forth in Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the prices at which options to acquire the Registrant's common stock, par value $.01 per share, may be exercised, which prices range from $3.40 to $106.61.

(2) Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. The entire amount of the registration fee has been offset by amounts previously paid by Data General Corporation in connection with the filing of preliminary proxy materials by Data
     General Corporation with the Commission on August 20, 1999 as permitted by Rule 457(b). Accordingly, no additional fee has been paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


           INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

        EMC Corporation ("EMC") hereby amends its Registration Statement on Form S-4 (No. 333-86659), by filing this Post-Effective Amendment No. 2 on Form S-8 relating to shares of the common stock of EMC issuable upon the exercise of stock options granted under the Data General Corporation Employee Stock Option Plan, the Data General Corporation Restricted Stock Option Plan, the Data General Corporation 1998 Employee Stock Option Plan, the Data General Corporation 1997 Non-Officer Employee Stock Option Plan and the Data General Corporation 1994 Non-Employee Director Stock Option Plan (the "Plans").

        On October 12, 1999, Emerald Merger Corporation, a Delaware corporation and a wholly owned subsidiary of EMC, was merged into Data General Corporation, a Delaware corporation ("Data General"). As a result of such merger, Data General became a wholly owned subsidiary of EMC, and each outstanding share of common stock of Data General was converted into
 .3125 of a share of EMC common stock. As a result of the terms of the merger, the options previously granted under the Plans will no longer be exercisable for shares of Data General common stock but, instead, upon exercise thereof, the holder will be entitled to receive shares of EMC common stock, with the number of shares and exercise price thereof adjusted accordingly pursuant to the merger agreement dated as of August 6, 1999 by and among EMC, Data General and Emerald Merger Corporation.

        The shares to which this Post-Effective Amendment No. 2 relates have been included in the shares which were registered by EMC on its Registration Statement on Form S-4 (Registration No. 333-86659).


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

               The following documents filed by EMC Corporation (the "Registrant") with the Securities and Exchange Commission (the
"Commission") are incorporated by reference herein:

        (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        (2) the Registrant's Current Report on Form 8-K filed on February 25, 1999;

        (3) the Registrant's Definitive Proxy Statement on Schedule 14A filed on March 19, 1999;

        (4)    the Registrant's Current Report on Form 8-K filed on May 6,
               1999;

        (5) the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1999;

        (6)    the Registrant's Current Report on Form 8-K filed on August
               11, 1999;

        (7) the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999;

        (8)    the Registrant's Current Report on Form 8-K filed on October
               20, 1999;

        (9) the Registrant's Current Report on Form 8-K/A filed on November 4, 1999;

        (10) the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1999;

        (11) the description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A dated March 4, 1988, including any amendments or reports filed for the purpose of updating such description;

        (12) Data General Corporation's Annual Report on Form 10-K for the fiscal year ended September 26, 1998;

        (13) Data General Corporation's Quarterly Report on Form 10-Q for the period ending December 26, 1998;

        (14) Data General Corporation's Quarterly Report on Form 10-Q for the period ending March 27, 1999; and

        (15) Data General Corporation's Quarterly Report on Form 10-Q for the period ending June 26, 1999.

               All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement. The Registrant's financial statements included in the Annual Report on Form 10-K have not been restated to reflect the acquisition of Data General Corporation on October 12, 1999.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               None.

Item 6. Indemnification of Directors and Officers.

               Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

               Article 6(k) of the Registrant's Restated Articles of Organization, as amended, provides as follows:

               No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that to the extent, and only to the extent, required by Section 13(b) (1 1/2) or any successor provision of the Massachusetts Business Corporation Law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of this Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(k) becomes effective. No amendment to or repeal of this Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

               In addition, Section 7 of the Registrant's Amended and Restated By-Laws, entitled "Indemnification of Directors and Officers," provides as follows:

               The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter related to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Section 7. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this Section, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors or officers may be entitled by contract or otherwise under law.

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8. Exhibits.

               See Exhibit Index.

Item 9. Undertakings.

               The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, EMC Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on this 7th day of December, 1999.

                                 EMC CORPORATION


                                 By: /s/ Paul T. Dacier
                                     ---------------------------
                                     Paul T. Dacier
                                     Vice President and General Counsel


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                               TITLE


/s/ Richard J. Egan*                    Chairman of the Board of Directors
__________________________________      (Principal Executive Officer)
Richard J. Egan


/s/ Michael C. Ruettgers*               President, Chief Executive Officer and
___________________________________     Director
Michael C. Ruettgers


/s/ Colin G. Patteson*                  Senior Vice President, Chief
___________________________________     Administrative Officer and
Colin G. Patteson                       Treasurer (Principal Financial Officer)


/s/ William J. Teuber, Jr.*             Vice President and Chief Financial
____________________________________    Officer (Principal Accounting
William J. Teuber, Jr.                  Officer)


/s/ Michael J. Cronin*                  Director
____________________________________
Michael J. Cronin


/s/ John R. Egan*                       Director
____________________________________
John R. Egan


/s/ Maureen E. Egan*                    Director
____________________________________
Maureen E. Egan


/s/ W. Paul Fitzgerald*                 Director
____________________________________
W. Paul Fitzgerald


/s/ Joseph F. Oliveri*                  Director
___________________________________
Joseph F. Oliveri


* By:   /s/ Paul T. Dacier
        __________________________
        Paul T. Dacier
        Attorney-in-Fact
        Dated:  December 7, 1999



                               EXHIBIT INDEX



   Exhibit
    Number     Description
   --------    -----------

     4.1       Data General Corporation Employee Stock Option Plan(1)

     4.2       Data General Corporation Restricted Stock Option Plan(2)

     4.3       Data General Corporation 1998 Employee Stock Option Plan(3)

     4.4       Data General Corporation 1997 Non-Officer Employee Stock
               Option Plan(4)

     4.5       Data General Corporation 1994 Non-Employee Director Stock
               Option Plan(5)

     5.1 Opinion of Paul T. Dacier, Esq., Vice President and General Counsel of EMC Corporation, as to the legality of the securities being registered(6)

     23.1      Consent of PricewaterhouseCoopers LLP

     23.2      Consent of PricewaterhouseCoopers LLP

     23.3 Consent of Paul T. Dacier, Esq., Vice President and General Counsel of EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement on Form S-8)

     24.1      Power of Attorney(6)


--------------

 1 Incorporated by reference to Appendix A to the prospectus included in Data General Corporation's Registration Statement on Form S-8 (Reg. No. 333-58237).

 2 Incorporated by reference to Appendix A to the prospectus included in Data General Corporation's Registration Statement on Form S-8 (Reg. No. 333-19759).

 3    Incorporated by reference to Exhibit 4.1 to Data General
      Corporation's Registration Statement on Form S-8 (Reg. No.
      333-69559).

 4    Incorporated by reference to Exhibit 10(ff) to Data General
      Corporation's Annual Report on Form 10-K for the fiscal year ended September 27, 1999.

 5 Incorporated by reference to Appendix A to the prospectus included in Data General Corporation's Registration Statement on Form S-8 (Reg. No. 333-53039).

 6 Previously filed with EMC Corporation's Registration Statement on Form S-4 (Registration No. 333-86659).